Exhibit 10.10

AMENDMENT NUMBER TWO TO
THE COCA-COLA EXPORT CORPORATION
INTERNATIONAL THRIFT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2011

WHEREAS, Section 6.1 of The Coca-Cola Export Corporation International Thrift Plan, as amended and restated effective January 1, 2011 (the “Plan”) provides that the Global Benefits Committee (the “Committee”) has the authority to amend the Plan; and

WHEREAS, the Committee desires to amend the Plan to make certain changes;

NOW, THEREFORE, the Committee hereby amends the Plan as follows effective on December 31, 2011.

1.

The definition of “Annual Interest Rate” shall be amended as follows:

“Annual Interest Rate shall mean the year-over-year change in CPI-U for the United States (published by the U.S. Department of Labor Bureau of Labor Statistics) measured as of September of the Plan Year immediately prior to the applicable Plan Year, plus 250 basis points, rounded to two decimal points.  In no event shall the Annual Interest Rate be less than 0% or more than 5%.”

2.

The definition of “Beneficiary” shall be amended as follows:

“Beneficiary shall mean the person or persons designated in writing by the Member to receive any benefits from the Plan due to the death of the Member. If no Beneficiary is designated, the Beneficiary shall be the Member's spouse. If no Beneficiary is designated and the Member has no current spouse, the Beneficiary shall be the Member's estate. Notwithstanding anything else herein, if the Member is a participant in the Mobile Employees Retirement Plan (the “MERP”), then “Beneficiary” shall mean the person or persons who, pursuant to the terms of the MERP, will receive any survivor benefits that may be payable under the MERP upon the death of a Member.”

3.

The following definition of “CPI-U” shall be added as follows:

“CPI-U shall mean the Consumer Product Index for All Urban Consumers - All Items as determined by the U.S. Department of Labor Bureau of Labor Statistics.”

4.

The last paragraph of Section 3.5 shall be amended as follows:

“Interest Credits shall be added to the Member's Account through the end of the month in which the Member has a Separation of Service. No additional Interest Credits shall be added to the Member's Account on or after the last day of the month in which the Member has a Separation of Service.”

5.

The following new section 7.6(d) shall be added to Section 7.6 and the current Section 7.6(d) (mistakenly designated 7.6(a)), “Limitation on Actions”, shall be renumbered 7.6(e):

“7.6(d)
Accrued Benefit as of December 31, 2011. Notwithstanding anything else herein, if a Member received a statement providing an accrued benefit as of December 31, 2011, a Member who disagrees with information provided in that statement must submit a written claim and exhaust this claim procedure before legal recourse of any type is sought. The Member may only file a claim related to the following information: dates (e.g., date of hire, date of assignment), years of service, country of employment, employment status, pay, and number of the hypothetical shares of stock credited to the Member's Account as of December 31, 2011.

The claim must include a description of the relevant evidence the interested party believes supports the claim. If the statement is received prior to July 31, 2012, the claim must be received by the Committee (or its designee) by August 31, 2012. If the statement is received after July 31, 2012, the claim must be received by the Committee (or its designee) by December 31, 2012. Claims received after August 31, 2012 or December 31, 2012, respectively, will not be reviewed. In addition, claims related to issues other than those set out above will not be reviewed. For example, the Member may not file a claim related to the Stock price or tax withholding issues. The Committee (or its designee) shall either approve or deny the claim by November 15, 2012 or March 15, 2013, respectively. Thereafter, the time frames described in Section 7.6(c) for appeals and final reviews shall govern.”

6.

The first sentence of the current Section 7.6(d) (mistakenly designated 7.6(a)), “Limitation on Actions”, shall be renumbered Section 7.6(e) and shall be amended as follows:

“Limitation on Actions. Except as described in Section 7.6(d), any claim must be brought within one year after (a) in the case of any lump-sum payment, the date on which the payment was made; (b) in the case of an annuity payment or installment payment, the date of the first payment in the series of payments; or (c) for all other claims, the date on which the action complained of occurred.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment Two.

GLOBAL BENEFITS COMMITTEE

By: /s/ SUE FLEMING_______________

Date: 9/27/12________

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